Exhibit 99.1

Investor Relations Contact:

Tommy Lewis, Chief Transformation Officer & Chief of Staff to the CEO

(615) 614-4576

investor.relations@tivityhealth.com

TIVITY HEALTH REPORTS SECOND-QUARTER 2019 RESULTS

———————————

REPORTS REVENUES OF $340.4 MILLION

———————————

REPAID $90 MILLION IN DEBT AS OF JULY 31, ONE YEAR AHEAD OF REQUIRED SCHEDULE

———————————

UPDATES FINANCIAL GUIDANCE FOR 2019

———————————

BOARD OF DIRECTORS APPOINTS NEW INDEPENDENT DIRECTOR

NASHVILLE, Tenn. (August 7, 2019) - Tivity Health, Inc. (NASDAQ:TVTY) today announced financial results for the second quarter ended June 30, 2019.

Second-Quarter 2019 Financial Highlights

•	Revenues increased by 124.1% to $340.4 million, including nutrition segment revenues of $182.9 million. This compares to revenues of $151.9 million for the second quarter of 2018.

•

Income from continuing operations was $18.1 million compared to $22.7 million for the second quarter of 2018.  Adjusted income from continuing operations was $31.2 million compared to $22.8 million for the second quarter of 2018.  Adjusted income from continuing operations for the second quarter of 2019 excludes a total of $11.4 million of pre-tax acquisition, integration, and restructuring costs incurred primarily in connection with the acquisition of Nutrisystem, $4.4 million of pre-tax amortization of intangible assets, and $1.2 million of tax adjustments related to the acquisition. See pages 12-14 for a reconciliation of non-GAAP financial measures.

•

Income from continuing operations per diluted share was $0.37 compared to $0.52 for the second quarter of 2018.  Adjusted income from continuing operations per diluted share was $0.64 compared to $0.53 for the second quarter of 2018.  Adjusted income from continuing operations per diluted share for the second quarter of 2019 excludes $0.18 per diluted share related to acquisition, integration, and restructuring costs in connection with the Nutrisystem acquisition, $0.07 per diluted share related to amortization of intangible assets, and $0.02 per diluted share related to tax adjustments. See pages 12-14 for a reconciliation of non-GAAP financial measures.

•	Adjusted EBITDA from continuing operations for the second quarter of 2019 was $70.3 million. This includes $1.3 million of cost synergy benefits and $34.7 million from the nutrition segment and

TVTY Reports Second-Quarter Results

August 7, 2019

excludes $11.4 million of acquisition, integration, and restructuring costs associated with the Nutrisystem acquisition.  This compares to adjusted EBITDA from continuing operations of $35.1 million for the second quarter of 2018. See pages 12-14 for a reconciliation of non-GAAP financial measures.

TIVITY HEALTH, INC.

Financial Highlights

(Dollars in millions, except per-share data)

See pages 12-14 for a reconciliation of non-GAAP financial measures

	Three Months Ended June 30,
	2019	2018
Revenues	$340.4	$151.9

Per diluted share:
Income from continuing operations, GAAP basis	$0.37	$0.52
Acquisition and integration costs	0.14	—
Restructuring charges	0.04	0.00
Amortization of intangible assets	0.07	—
Tax adjustments	0.02	—
Adjusted income from continuing operations, non-GAAP basis (1)	$0.64	$0.53

Weighted average diluted common shares outstanding (in thousands)	48,461	43,284

Adjusted EBITDA	$70.3	$35.1

(1) Figures may not add due to rounding.

“We are pleased with the performance of our healthcare business and the early interest from health plans and large employers for our unique combination of health and nutrition solutions.  We now expect our 2019 SilverSneakers revenue to grow year over year due to continued strong member visits driven by our successful engagement activities,” said Donato Tramuto, Tivity Health’s Chief Executive Officer.  “Our preliminary projection for 2020 total revenue growth in the healthcare segment is between high single digit to low double digits.”

Tramuto continued, “While the nutrition business did not meet our expectations for the quarter, a comprehensive optimization plan has been developed and we believe the execution of this strategy will result in improved results for the 2020 diet season for the core nutrition business.  We are also executing a broader expansion that will take us beyond weight loss to offer nutrition-based solutions that will differentiate us in the marketplace and enable a platform to address aspects of the social determinants of health.”

TVTY Reports Second-Quarter Results

August 7, 2019

“Our strong cash flow is enabling rapid deleveraging as evidenced by $90 million in scheduled payments and prepayments of our term loans, a full one year ahead of the required schedule.  We expect to meet our target leverage ratio of less than 3.5 times by the end of 2020.”

Segment Results

Healthcare Segment – Revenue was $157.5 million, which is 3.7% higher than revenue for the second quarter of 2018.  Adjusted EBITDA was $35.7 million, which is 1.7% higher than adjusted EBITDA for the second quarter of 2018.

Nutrition Segment – Revenue was $182.9 million, and adjusted EBITDA was $34.7 million for the second quarter.

See pages 12-14 for a reconciliation of non-GAAP financial measures.

Updates 2019 Financial Guidance

In light of the aforementioned results for the second quarter and the Company’s expectations for the remainder of the year, Tivity Health is updating financial guidance provided on February 19, 2019. The consolidated financial guidance below includes the expected results for the Healthcare segment for the full year 2019 and the expected results for the Nutrition segment from March 8, 2019 through December 31, 2019:

	Updated 2019 Guidance	Previous 2019 Guidance
Consolidated Revenues	$1,127 million to $1,142 million	$1,146 million to $1,177 million
Healthcare Segment Revenues	$625 million to $630 million	$612 million to $627 million
Nutrition Segment Revenues 3/8-12/31	$502 million to $512 million	$534 million to $550 million*
Consolidated Adjusted EBITDA	$229 million to $239 million	$240 million to $258 million
Healthcare Segment Adjusted EBITDA	$140 million to $143 million	$140 million to $145 million
Nutrition Segment Adjusted EBITDA 3/8-12/31	$80 million to $84 million	$91 million to $101 million*
Anticipated Cost Synergies	$9 to $12 million	$9 to $12 million
Consolidated Earnings Per Diluted Share	$1.11 to $1.32	$1.35 to $1.67
Consolidated Adjusted Earnings Per Diluted Share	$2.14 to $2.32	$2.24 to $2.52

*Nutrition segment revenues and adjusted EBITDA ranges are implied based on February 19, 2019 guidance.

The updated guidance for consolidated adjusted EBITDA and consolidated adjusted earnings per diluted share excludes:

•	expected pre-tax acquisition, integration, and restructuring expenses in a range of $38 million to $40 million, which includes both cash and non-cash expenses;
•	expected amortization expense of approximately $15 million related to intangible assets; and
•	expected tax adjustments related to the acquisition of approximately $7 million.

TVTY Reports Second-Quarter Results

August 7, 2019

The Company’s updated guidance for consolidated adjusted EBITDA and consolidated adjusted earnings per diluted share includes:

•	depreciation expense of approximately $17 million;
•	interest expense in a range of $77 million to $79 million, of which approximately $8 million is non-cash expense;
•	an effective tax rate of approximately 29% for each of the two remaining quarters of 2019;
•	weighted average diluted shares outstanding of approximately 47 million;
•	free cash flow, including cash paid for interest, in a range of $55 million to $60 million; and
•	capital expenditures in a range of $22 million to $24 million.

See pages 12-14 for a reconciliation of adjusted earnings per diluted share guidance to earnings per diluted share guidance.  The Company does not provide a reconciliation of adjusted EBITDA guidance to the most directly comparable GAAP financial measure because it is unable to provide such reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the financial impact of certain items.

Appointment of New Independent Director

The Company today announced that Daniel G. Tully, co-founder and managing director at Altaris Capital Partners, LLC (“Altaris”), has been appointed as a member of the Company’s board of directors.  The Company’s board will now be comprised of 12 directors, ten of whom are independent.  Altaris, together with its affiliates, beneficially owns approximately 8.5% of the Company’s outstanding common stock.

“We are pleased to welcome Dan Tully as a new independent director to Tivity Health’s board,” said Kevin Wills, Tivity Health’s chairman.  “Dan is an accomplished professional with demonstrated competence in areas that firmly align with our strategic initiatives.  I am confident that he will add great value to our Board of Directors and that Tivity Health will benefit from Dan’s insights and counsel.”

Donato Tramuto added, “Dan joins Tivity Health at an exciting time as we continue to drive our strategic imperatives forward and build deeper relationships with our partners and customers to fulfill our mission of empowering and engaging adults to live their best healthy lives through nutrition, fitness and social connection.”

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live by dialing 877-683-2218 or 647-689-5447 for international callers and referencing code 9579725 or over the Internet by going to www.tivityhealth.com and clicking "Investors" at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 800-585-8367 or 416-621-4642 for international callers, code 9579725, and the replay will also be available on the Company's website for the next 12 months.

About Tivity Health

Tivity Health®, Inc. (Nasdaq: TVTY) is a leading provider of health improvement, nutrition, fitness and social engagement solutions at scale to improve clinical outcomes, reduce healthcare costs and create opportunities to feel better, work better and live better. With decades of clinical and operational expertise, Tivity Health

TVTY Reports Second-Quarter Results

August 7, 2019

touches millions of consumers through its integrated portfolio of brands and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers. Tens of millions of Americans are currently eligible for Tivity Health's SilverSneakers®, Prime® Fitness, WholeHealth Living™ and flip50™ programs and millions of people have lost weight with Nutrisystem®, South Beach Diet® and DNA BodyBlueprint™. As part of its commitment to tackling social isolation and loneliness, in 2017, Tivity Health launched a rural aging initiative to address challenges unique to older adults in rural communities. Learn more at TivityHealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 12-14. Certain of the non-GAAP measures included in this press release are forward-looking, and reconciliations of these forward-looking non-GAAP financial measures (including adjusted EBITDA guidance) to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the financial impact of certain items.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s future financial performance and the Company’s acquisition of Nutrisystem, Inc. (“Nutrisystem”), as well as the expected benefits, synergies or opportunities of such acquisition. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in the Company’s industry and/or business, as well as to accurately forecast the related impact on the Company’s revenues and earnings; the risk that expected benefits, synergies and growth opportunities of the Company’s acquisition of Nutrisystem may not be achieved in a timely manner or at all, including that the acquisition may not be accretive within the expected timeframe or to the extent anticipated; the Company’s ability to successfully integrate Nutrisystem's business or any other new or acquired businesses, services, technologies, solutions, or products into the Company’s business and to accurately forecast the related costs; the risk that the significant indebtedness incurred in connection with the Company’s acquisition of Nutrisystem may limit the Company’s ability to adapt to changes in the economy or market conditions, expose the Company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants; the Company’s ability to

TVTY Reports Second-Quarter Results

August 7, 2019

obtain adequate financing to provide the capital that may be necessary to support its current or future operations; the risks associated with changes in macroeconomic conditions, geopolitical turmoil and the continuing threat of domestic or international terrorism; the impact of any impairment of the Company’s goodwill, intangible assets, or other long-term assets; the risks associated with the potential failures of the Company’s information systems; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or Company information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate the Company’s cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to its business reputation; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement, as well as privacy and security laws; the Company’s ability to attract, hire, or retain key personnel or other qualified employees and to control labor costs; the effectiveness of the reorganization of the Company’s business and its ability to realize the anticipated benefits thereof; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed its resources; the impact of legal proceedings involving the Company and/or its subsidiaries, including any potential claims related to intellectual property rights; the Company’s ability to enforce its intellectual property rights; the risks associated with deriving a significant concentration of the Company’s revenues from a limited number of its Healthcare segment customers, many of whom are health plans; the Company’s ability and/or the ability of its Healthcare segment customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company; the Company’s ability to sign, renew and/or maintain contracts with the Company’s Healthcare segment customers and/or its partner locations under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s Healthcare segment customers to maintain the number of covered lives enrolled in the plans during the terms of the Company’s agreements; the impact of severe or adverse weather conditions and the potential emergence of a health pandemic or an infectious disease outbreak on member participation in the Company’s Healthcare segment programs; the impact of healthcare reform on the Company’s business; the effectiveness of the Company’s marketing and advertising programs; loss, or disruption in the business, of any of the Company’s food suppliers or its fulfillment provider, or disruptions in the shipping of the Company’s food products for its Nutrition segment; the impact of any claims that the Company’s Nutrition segment personnel are unqualified to provide proper weight loss advice; the impact of health or advertising related claims by the Company’s Nutrition segment customers; competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; loss of any of the Company’s Nutrition segment third-party retailer agreements and any obligations associated with such loss; the Company’s ability to continue to develop innovative weight loss programs and enhance its existing programs, or the failure of the Company’s programs to continue to appeal to the market; the impact of claims from the Company’s Nutrition segment competitors regarding advertising or other marketing practices; the Company’s ability to develop and commercially introduce new products and services; the Company’s ability to receive referrals from existing Nutrition segment customers, a decline in which could adversely impact customer acquisition costs; failure to attract or negative publicity with respect to any of the Company’s spokespersons; the Company’s ability to anticipate change and respond to emerging trends for customer preferences and the impact of the same on demand for the Company’s services and products; negative publicity with respect to the weight loss industry; the impact of increased governmental regulation on the

TVTY Reports Second-Quarter Results

August 7, 2019

Company’s Nutrition segment; claims arising from the sale of ingested products; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

TVTY Reports Second-Quarter Results

August 7, 2019

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$4,404	$1,933
Accounts receivable, net	93,067	67,139
Inventories	29,775	—
Prepaid expenses	12,776	3,655
Income taxes receivable	3,900	720
Other current assets	6,130	4,658
Total current assets	150,052	78,105

Property and equipment, net of accumulated depreciation of $37,039 and $30,711 respectively	48,575	16,341
Right-of-use assets	43,413	—
Intangible assets, net	956,289	29,049
Goodwill, net	791,736	334,680
Other long-term assets	25,442	23,904
Total assets	$2,015,507	$482,079

Current liabilities:
Accounts payable	$51,571	$29,103
Accrued salaries and benefits	10,047	6,512
Accrued liabilities	69,496	42,563
Deferred revenue	10,614	582
Current portion of debt	—	57
Current portion of lease liabilities	14,423	—
Current portion of long-term liabilities	2,772	2,255
Total current liabilities	158,923	81,072

Long-term debt	1,058,099	30,589
Long-term lease liabilities	31,826	—
Long-term deferred tax liability	223,790	319
Other long-term liabilities	13,563	1,098

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common Stock $.001 par value, 120,000,000 shares authorized, 47,801,630 and 41,049,418 shares outstanding, respectively	47	41
Additional paid-in capital	497,789	347,487
Retained earnings	71,888	49,655
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(12,236)	—
Total stockholders' equity	529,306	369,001
Total liabilities and stockholders' equity	$2,015,507	$482,079

TVTY Reports Second-Quarter Results

August 7, 2019

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$340,377	$151,865	$554,471	$301,795
Cost of revenue (exclusive of depreciation and amortization of $7,364, $995, $10,347, and $1,970, respectively, included below)	194,758	104,416	335,097	209,812
Marketing expenses	54,603	4,611	78,751	7,498
Selling, general and administrative expenses	29,667	7,751	56,852	16,323
Depreciation and amortization	9,084	1,135	12,666	2,257
Restructuring and related charges	2,352	118	3,943	124
Operating income	49,913	33,834	67,162	65,781

Interest expense	23,661	3,482	31,328	6,936
Income before income taxes	26,252	30,352	35,834	58,845

Income tax expense	8,115	7,669	13,483	14,826
Income from continuing operations	18,137	22,683	22,351	44,019

Income from discontinued operations, net of tax	—	901	—	901
Net income	18,137	23,584	22,351	44,920

Earnings per share - basic:
Continuing operations	$0.38	$0.57	$0.49	$1.10
Discontinued operations	$—	$0.02	$—	$0.02
Net income	$0.38	$0.59	$0.49	$1.13

Earnings per share - diluted:
Continuing operations	$0.37	$0.52	$0.49	$1.01
Discontinued operations	$-	$0.02	$-	$0.02
Net income	$0.37	$0.54	$0.49	$1.03

Comprehensive income	$5,901	$23,584	$10,115	$44,920

Weighted average common shares and equivalents:
Basic	47,790	39,899	45,165	39,841
Diluted	48,461	43,284	45,719	43,437

TVTY Reports Second-Quarter Results

August 7, 2019

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Income from continuing operations	$22,351	$44,019
Income from discontinued operations	—	901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,666	2,257
Amortization and write-off of deferred loan costs	3,073	1,050
Amortization of debt discount	389	4,140
Share-based employee compensation expense	9,257	3,250
Gain on sale of TPHS business	—	(1,304)
Deferred income taxes	10,789	15,254
Increase in accounts receivable, net	(3,754)	(13,890)
Decrease in inventory	8,719	—
Decrease in other current assets	1,057	756
Increase (decrease) in accounts payable	(5,872)	(1,869)
Increase (decrease) in accrued salaries and benefits	570	(9,928)
Decrease in other current liabilities	(8,266)	(4,563)
Decrease in deferred revenue	(2,725)	—
Other	1,345	1,227
Net cash flows provided by operating activities	$49,599	$41,300

Cash flows from investing activities:
Acquisition of property and equipment	$(8,918)	$(3,673)
Business acquisitions, net of cash acquired	(1,062,818)	1,416
Net cash flows used in investing activities	$(1,071,736)	$(2,257)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$1,399,945	$13,675
Payments of long-term debt	(347,879)	(14,216)
Payments related to tax withholding for share-based compensation	(1,135)	(1,398)
Exercise of stock options	370	1,135
Deferred loan costs	(30,189)	—
Change in cash overdraft and other	3,508	343
Net cash flows provided by (used in) financing activities	$1,024,620	$(461)

Effect of exchange rate changes on cash	$(12)	$(27)

Net increase in cash and cash equivalents	$2,471	$38,555

Cash and cash equivalents, beginning of period	$1,933	$28,440

Cash and cash equivalents, end of period	$4,404	$66,995

TVTY Reports Second-Quarter Results

August 7, 2019

TIVITY HEALTH, INC.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2019
	Healthcare	Nutrition	Consolidated

Revenues	$157,481	$182,896	$340,377

Adjusted EBITDA	$35,681	$34,667	$70,348
Acquisition and integration costs			$8,999
Restructuring and related charges			2,352
Interest expense			23,661
Depreciation and amortization			9,084
Income before income taxes			$26,252

TVTY Reports Second-Quarter Results

August 7, 2019

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted EBITDA from Continuing Operations, Non-GAAP Basis to Income from Continuing Operations, GAAP Basis (in thousands)

	Three Months Ended June 30, 2019	% of Revenue	Three Months Ended June 30, 2018	% of Revenue
Adjusted EBITDA from continuing operations, non-GAAP basis (1)	$70,348	20.7%	$35,087	23.1%
Acquisition and integration costs (2)	(8,999)		—
Restructuring charges (3)	(2,352)		(118)
EBITDA from continuing operations, non-GAAP basis (4)	$58,997		$34,969
Depreciation and amortization	(9,084)		(1,135)
Interest expense	(23,661)		(3,482)
Income tax expense	(8,115)		(7,669)
Income from continuing operations, GAAP basis	$18,137		$22,683

(1)

Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes acquisition and integration costs and restructuring charges from this measure because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(2)	Acquisition and integration costs consists of pre-tax charges of $8,999 for the three months ended June 30, 2019 incurred in connection with the acquisition and integration of Nutrisystem.
(3)	Restructuring charges consists of pre-tax charges of $2,352 for the three months ended June 30, 2019 primarily related to the restructuring of corporate support infrastructure.
(4)

EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

TVTY Reports Second-Quarter Results

August 7, 2019

Reconciliation of Adjusted Income from Continuing Operations, Non-GAAP Basis and

Adjusted Income from Continuing Operations Per Diluted Share ("EPS”), Non-GAAP Basis

to Income from Continuing Operations, GAAP Basis (in thousands) and EPS, GAAP Basis

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted income from continuing operations, non-GAAP basis (5)	$31,187	$0.64	$22,770	$0.53
Net loss attributable to acquisition, integration, and restructuring costs (6)	(8,513)	(0.18)	(87)	(0.00)
Net loss attributable to amortization of intangible assets (7)	(3,330)	(0.07)	—	—
Loss attributable to tax adjustments (8)	(1,207)	(0.02)	—	—
Income from continuing operations, GAAP basis(9)	$18,137	$0.37	$22,683	$0.52

(5)

Adjusted income from continuing operations and adjusted income from continuing operations per diluted share are non-GAAP financial measures.  The Company excludes net loss attributable to acquisition, integration, and restructuring costs, amortization of intangible assets, and tax adjustments from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted income from continuing operations or adjusted income from continuing operations per diluted share in isolation or as a substitute for income from continuing operations or EPS determined in accordance with U.S. GAAP.  Additionally, because adjusted income from continuing operations and adjusted income from continuing operations per diluted share may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.

(6)

Net loss attributable to acquisition, integration, and restructuring costs consists of pre-tax charges of $11,350 for the three months ended June 30, 2019 incurred in connection with the acquisition and integration of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(7)

Net loss attributable to amortization of intangible assets consists of pre-tax charges of $4,440 for the three months ended June 30, 2019 related to the amortization of certain definite lived intangible assets recorded as part of the acquisition of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(8)

Loss attributable to tax adjustments represents the estimated impact on the Company’s effective tax rate for the three months ended June 30, 2019 arising from certain nondeductible expenses related to the acquisition of Nutrisystem.

(9)	Figures may not add due to rounding.

TVTY Reports Second-Quarter Results

August 7, 2019

Reconciliation of Adjusted EPS Guidance, Non-GAAP Basis

to EPS Guidance, GAAP Basis

For the Year Ending December 31, 2019

Adjusted EPS guidance, non-GAAP basis (10)	$2.14 – 2.32
EPS (loss) guidance attributable to acquisition, integration, and restructuring costs (11)	(0.64 – 0.61)
EPS (loss) guidance attributable to amortization of intangible assets (12)	(0.24)
EPS (loss) guidance attributable to tax adjustments (13)	(0.15)
EPS guidance, GAAP basis (14)	$1.11 – 1.32

(10)

Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to acquisition, integration, and restructuring costs, amortization of intangible assets, and tax adjustments from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS guidance may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(11)

EPS (loss) guidance attributable to acquisition, integration, and restructuring costs consists of pre-tax charges in a range of $38,000 to $40,000 incurred in connection with the acquisition and integration of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(12)

EPS (loss) guidance attributable to amortization of intangible assets consists of pre-tax charges of approximately $15,000 related to the amortization of certain definite-lived intangible assets recorded as part of the acquisition of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(13)

EPS (loss) guidance attributable to tax adjustments represents an estimated impact of approximately $7,000 on the Company’s effective tax rate arising from certain nondeductible expenses related to the acquisition of Nutrisystem.

(14)	Figures may not add due to rounding.